UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2018

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.     Other Events.

On January 23, 2018, Hovnanian Enterprises, Inc. (the “Company”) announced that its wholly owned subsidiary K. Hovnanian Enterprises, Inc.’s (“K. Hovnanian”) previously announced solicitation of consents with respect to its 10.000% Senior Secured Notes due 2022 (the “2022 Notes”) (the “Consent Solicitation”) expired at 5:00 p.m., New York City time, on January 22, 2018 (the “Expiration Date”). As of the Expiration Date, K. Hovnanian had not received the requisite consents to adopt the proposed amendments (the “Proposed Amendments”) with respect to the 2022 Notes to the indenture governing K. Hovnanian’s 2022 Notes and 10.500% Senior Secured Notes due 2024 (the “2024 Notes,” each of the 2022 Notes and 2024 Notes, a “Series” of Notes, and collectively, the “Notes”) (the “Indenture”) from holders of the 2022 Notes. As a result, the terms of the Indenture with respect to the 2022 Notes will not be modified and remain unchanged. As previously announced on January 16, 2018, K. Hovnanian received the requisite consents to adopt the Proposed Amendments to the Indenture with respect to the 2024 Notes from holders of the 2024 Notes in connection with K. Hovnanian’s previously announced solicitation of consents with respect thereto, which expired with respect to the 2024 Notes at 5:00 p.m., New York City time, on January 12, 2018. As a result, the Indenture has been modified for the Proposed Amendments with respect to the 2024 Notes.

Receipt of the requisite consents to adopt the Proposed Amendments in respect of both of the 2022 Notes and the 2024 Notes is a condition (the “Consent Solicitation Condition”) to K. Hovnanian’s offer to exchange (the “Exchange Offer”) up to $185.0 million aggregate principal amount of its 8.0% Senior Notes due 2019 for a combination of (i) cash, (ii) K. Hovnanian’s newly issued 13.5% Senior Notes due 2026 and (iii) K. Hovnanian’s newly issued 5.0% Senior Notes due 2040 that was previously disclosed in Hovnanian’s Current Report on Form 8-K filed on December 28, 2017. However, K. Hovnanian has decided that satisfying the Consent Solicitation Condition is not necessary for consummation of the Exchange Offer and the Company also announced that K. Hovnanian has modified the Consent Solicitation Condition with respect to the 2022 Notes.

As a result, the confidential offering memorandum, dated December 28, 2017, for the Exchange Offer and related letter of transmittal (collectively, the “Exchange Offer Documents”) shall be deemed to be amended so that the term “Consent Solicitation Condition”, as used in the Exchange Offer Documents, shall mean that K. Hovnanian has received consents from a majority of the outstanding principal amount of the 2024 Notes to the Proposed Amendments to the Indenture and all conditions to the effectiveness of the Proposed Amendments with respect to the 2024 Notes are satisfied or waived by K. Hovnanian.

The Exchange Offer remains conditioned upon the other conditions set forth in the Exchange Offer Documents and, other than the modification of the Consent Solicitation Condition with respect to the 2022 Notes as described above, the other terms and conditions of the Exchange Offer remain unchanged.

A copy of the press release announcing the expiration of the Consent Solicitation with respect to the 2022 Notes and the modification of the Consent Solicitation Condition to the Exchange Offer are attached hereto as Exhibits 99.1 and Exhibit 99.2 and are incorporated herein by reference into this Item 8.01.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit 99.1     Press Release, issued January 23, 2018, with respect to the Consent Solicitation for the 2022 Notes.

Exhibit 99.2     Press Release, issued January 23, 2018, with respect to the Exchange Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/	Michael Discafani
	Name:	Michael Discafani
	Title:	Vice President, Corporate Counsel and Secretary

Date: January 23, 2018